Exhibit 3.1

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                              AUDIO BOOK CLUB, INC.

--------------------------------------------------------------------------------
                                 (present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

     The first paragraph of ARTICLE III, which is hereby amended to increase the authorized shares of Common Stock, shall read as follows:

          "The total number of shares of capital stock which the Corporation shall have authority to issue is Eighty Million (80,000,000) shares, of which Seventy Five Million (75,000,000) shares shall be Common Stock, without par value, and Five Million (5,00,000) shares shall be Preferred Stock, without par value."


SECOND:  If  an  amendment  provides  for  an  exchange,   reclassification   or
cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:


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THIRD: The date of each amendment's adoption: March 26, 1999.

FOURTH: Adoption of Amendment(s) (CHECK ONE)

     |X| The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

     |_| The amendment(s) was/were approved by the shareholders through voting groups.

          The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):


               "The  number  of  votes  cast  for  the   amendment(s)   was/were
               sufficient for approval by _________________________________."
                                                   voting group

|_| The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

|_| The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 26 day of March, 1999.

Signature      /s/  Michael Herrick
               ---------------------------------------------------------
                    (By the Chairman or Vice Chairman of the Board of Directors,
                    President or other officer if adopted by the shareholders)

                                       OR

                   (By a director if adopted by the directors)

                                       OR

              (By an incorporator if adopted by the incorporators)

                                 Michael Herrick
                                 ---------------
                              Typed or printed name

                               Assistant Secretary
                               -------------------
                                      Title


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